   As filed with the Securities and Exchange Commission on December 12, 1997

                                                 Registration No. 333-
                                                                      ---------

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              -------------------

                         TANDY BRANDS ACCESSORIES, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              75-2349915
       (State or other jurisdiction of     (I.R.S. Employer Identification No.)
        incorporation or organization)

     690 EAST LAMAR BLVD., SUITE 200, ARLINGTON, TEXAS           76011
         (Address of principal executive offices)              (zip code)

                              -------------------

             TANDY BRANDS ACCESSORIES, INC. 1997 STOCK OPTION PLAN

                                      and

                  TANDY BRANDS ACCESSORIES, INC. NONQUALIFIED
              FORMULA STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                                      and

             TANDY BRANDS ACCESSORIES, INC. STOCK PURCHASE PROGRAM
              (AS AMENDED AND RESTATED EFFECTIVE OCTOBER 18, 1991)
                           (Full title of the plans)

                              -------------------

                              STANLEY T. NINEMIRE
                        690 EAST LAMAR BLVD., SUITE 200
                            ARLINGTON, TEXAS   76011
                    (Name and address of agent for service)

                                 (817) 548-0090
         (Telephone number, including area code, of agent for service)

                              -------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================

                                                          Proposed            Proposed
           Title of                                       Maximum             Maximum            Amount of
          Securities              Amount to be        Offering Price         Aggregate         Registration
       to be Registered            Registered            Per Share        Offering Price            Fee
-----------------------------------------------------------------------------------------------------------
 Common Stock, par value             622,500              $15.25*          $9,493,125*            $2800.47
 $1.00 per share
===========================================================================================================

 *       Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h).
         Pursuant to Rule 457(h), this estimate is based upon the average of the high and low prices of the
         Registrant's common stock, $1.00 par value per share, on December 5, 1997 (as reported on the
         Nasdaq National Market System).

Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program (As Amended and Restated Effective October 18, 1991) described herein.

                                    PART I.

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

----------------------

* Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       Tandy Brands Accessories, Inc. (the "Registrant") has previously filed with the Securities and Exchange Commission a Form S-8 Registration Statement (File No. 33-41262) under the Securities Act of 1933, as amended (the "Act"), with respect to 270,093 shares of the Registrant's common stock, $1.00 par value per share (the "Common Stock"), offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program, the Tandy Brands Accessories, Inc. 1991 Stock Option Plan, the Tandy Brands Accessories, Inc. Employees Investment Plan and the Tandy Brands Accessories, Inc. Stock Bonus Plan, a Form S-8 Registration Statement (File No. 33-46814) under the Act with respect to 122,887 shares of the Common Stock offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program, a Form S-8 Registration Statement (File No. 33-75114) under the Act with respect to 257,000 shares of the Common Stock offered pursuant to the Tandy Brands Accessories, Inc. Nonqualified Formula Stock Option Plan for Non-Employee Directors and a Form S-8 Registration Statement (File No. 33-91996) under the Act with respect to 701,125 shares of the Common Stock offered pursuant to the Tandy Brands Accessories, Inc. Stock Purchase Program and the Tandy Brands Accessories, Inc. 1991 Stock Option Plan. The contents of such earlier registration statements are incorporated herein by reference.

       The documents listed in (a) through (c) below are incorporated by reference in this Registration Statement:

              (a)    The Registrant's latest annual report filed pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

              (b)    All other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report or prospectus referred to in (a) above; and

              (c) The description of the Registrant's capital stock contained in the registration statement on Form 8-A under the Exchange Act (Registration No. 0-18927) filed by the Registrant with the Securities and Exchange Commission.

       In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Section 145 of the General Corporation Law of the State of Delaware provides generally and in pertinent part that a Delaware corporation may indemnify its directors and officers against expenses, judgments, fines and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except action by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful.
Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such person has been adjudged liable for negligence or misconduct unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and to purchase indemnity insurance on behalf of its directors and officers.

       Consistent with applicable provisions of Delaware law, the Registrant's Certificate of Incorporation limits a director's monetary liability to the Registrant or its stockholders for breach of fiduciary duty, except for situations entailing bad faith, intentional misconduct, unlawful dividend payments or stock repurchases, acquisition of improper personal benefit or breach of duty of loyalty. Future amendments to such provisions of Delaware law will automatically be applied to the Registrant without any requirement of stockholder approval. Consequently, such amendments could result in the expansion of directors' protections under such exculpation provisions without additional consideration by stockholders. As a result of inclusion of this provision, stockholders may be unable to recover monetary damages against directors for actions which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders for any particular case, stockholders may not have any effective remedy against the challenged conduct. Thus, directors have a personal stake, at the potential expense of stockholders, in such exculpation provisions of the Registrant's Certificate of Incorporation. Such exculpation provisions would not limit directors' liability for violation of the federal securities laws. Such provisions also do not apply to officers who are not directors of the Registrant.

       Article XIII of the Bylaws of the Registrant provides that each director and officer of the Registrant, whether then in office or not (and such person's heirs and administrators), shall be reimbursed by the Registrant to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware for all reasonable expenses incurred by or imposed upon him or her in connection with, or resulting from, any action, suit or proceeding to which he or she may be made a party by reason of such person being or having been a director or officer of the Registrant or any of its subsidiaries, or any other corporation, at the request of the Registrant. Article XIII of the Registrant's Bylaws also provides that the Registrant may make such reimbursement in the event of a settlement of any such action, suit or proceeding prior to final adjudication when such settlement appears to be in the interest of the Registrant.

       Article XIII of the Registrant's Bylaws also provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, provision of the Registrant's Certificate of Incorporation or Bylaws, or otherwise. Any repeal or modification of such indemnification provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

       The Registrant intends to maintain insurance, at its expense, to protect itself and any of its directors, officers, employees or agents covered thereby against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware law, so long as such insurance is available at reasonable rates.

       The Registrant has entered into an Indemnification Agreement (herein so called) with each of its directors and officers. The Indemnification Agreement provides to the directors of the Registrant, and to the others with whom it may be entered into, substantially broader indemnity rights than provided under the present indemnity provision contained in the Registrant's Bylaws. A significant difference is that, under the Indemnification Agreement, indemnity, unlimited in amount, is provided to directors and officers to the fullest extent permitted by law for judgments and amounts paid in settlement of actions against them by or on behalf of the Registrant, while under the existing Bylaw provision, indemnity in such action is not provided except for expenses under certain conditions. The Indemnification Agreement will not, however, indemnify any director for fraudulent or willful misconduct or for liabilities relating to certain violations of federal or state securities laws.

       The standard of conduct required of the director or officer for indemnification under the Indemnification Agreement remains the same as is currently prescribed by law. However, the provisions relating to the determination of whether a person is entitled to indemnification are more expansive than under the current Bylaw provision by making the Registrant responsible for all costs associated with the determination, establishing time limits within which the determination must be made and establishing procedures for testing the reasonableness of incurred expenses against which the officer or director will be indemnified. The Indemnification Agreement also provides directors and officers with protections during the determination process in the event there is a change in control of the Registrant or its Board of Directors, and grants directors and officers certain rights to appeal a denial of indemnification to stockholders of the Registrant or to a court of competent jurisdiction. A director or officer will be deemed to have satisfied the requisite standard of conduct if his actions were based upon the records of the Registrant, or upon information supplied by the officers of the Registrant, legal counsel, outside accountants or appraisers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.  EXHIBITS.

       The exhibits furnished pursuant to Item 601 of Regulation S-K are listed on the Exhibit Index attached hereto preceding immediately the exhibits filed herewith.

ITEM 9.  UNDERTAKINGS.

(a)    The undersigned Registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

       (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on December 12, 1997.

                                     TANDY BRANDS ACCESSORIES, INC.


                                     By: /S/    J.S.B. Jenkins
                                        ----------------------------------------
                                        J.S.B. Jenkins, President,
                                        Chief Executive Officer and Director




                               POWER OF ATTORNEY

       Each person whose signature appears below hereby constitutes and appoints J.S.B. Jenkins and Stanley T. Ninemire, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature and Title                                    Date
       -------------------                                    ----

/s/ J.S.B. Jenkins                                            December 12, 1997
-----------------------------------
J.S.B. Jenkins
President, Chief Executive Officer and
Director (Principal Executive Officer)

/s/ James F. Gaertner                                         December 12, 1997
-----------------------------------
James F. Gaertner
Chairman of the Board

/s/ C.A. Rundell, Jr.                                         December 12, 1997
-----------------------------------
C.A. Rundell, Jr.
Director

/s/ Robert E. Runice                                          December 12, 1997
-----------------------------------
Robert E. Runice
Director

/s/ Maxine K. Clark                                           December 12, 1997
-----------------------------------
Maxine K. Clark
Director

/s/ Gene Stallings                                            December 12, 1997
-----------------------------------
Gene Stallings
Director

/s/ Stanley T. Ninemire                                       December 12, 1997
-----------------------------------
Stanley T. Ninemire
Senior Vice President and
Chief Financial Officer (Principal
Financial and Accounting Officer)

                                 EXHIBIT INDEX


                                                       Incorporated by Reference
                                                             (If applicable)
                                                 -----------------------------------------
Exhibit Number and Description                   Form     Date        Reg. No.     Exhibit
------------------------------                   ---    --------      --------     -------
(4)    Instruments defining the rights
       of security holders, including
       indentures

       4.1    Certificate of
              Incorporation of Tandy
              Brands Accessories, Inc.            S-1    11/02/90      33-37588       3.1

       4.2    Certificate of Designations,
              Powers, Preferences and
              Rights of Series A Junior
              Participating Cumulative
              Preferred Stock of Tandy
              Brands Accessories, Inc.            S-1    11/02/90      33-37588       4.1

       4.3    Form of Common Stock
              certificate of Tandy
              Brands Accessories, Inc.            S-1    11/02/90      33-37588       4.2

       4.4    Form of Preferred Share
              Purchase Rights certificate
              of Tandy Brands
              Accessories, Inc.                   S-1    11/02/90      33-37588       4.3

       4.5    Rights Agreement dated
              November 7, 1990,
              between Tandy Brands
              Accessories, Inc.
              and First National
              Bank of Boston                      S-1    11/02/90      33-37588      10.5

 (5)   Opinion regarding legality

        5.1   Opinion of Winstead
              Sechrest & Minick P.C.              N/A         N/A           N/A       N/A

                                                  Incorporated by Reference
                                                       (If applicable)
                                           ------------------------------------
Exhibit Number and Description               Form   Date     Reg. No.   Exhibit
------------------------------               ----   ----     --------   -------
(23)   Consents of experts and
       counsel                               N/A    N/A      N/A        N/A

       23.1   Consent of
              Ernst & Young LLP              N/A    N/A      N/A        N/A

       23.2   Consent of Winstead
              Sechrest & Minick P.C.
              (included in Exhibit 5.1)      N/A    N/A      N/A        N/A

(24)   Power of attorney

       24.1   Power of Attorney
              (included on Page II-7)        N/A    N/A      N/A        N/A
(99)   Additional exhibits

       99.1   Tandy Brands Accessories,
              Inc. 1997 Stock Option Plan    10-Q   9/30/97  0-18927    10.23